UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

iShares, Inc.

iShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE FROM U.S. iSHARES – SHAREHOLDER ACTION REQUESTED

TO SHAREHOLDERS IN U.S. iSHARES FUNDS WHO MAY ALSO BE UNITHOLDERS IN CANADIAN iSHARES FUNDS

On or about September 4, 2009, as a shareholder of a U.S. iShares Fund, you received notices (the “Notices”) of special meetings (the “Meetings”) of shareholders of iShares, Inc. and iShares Trust (the “U.S. iShares Funds”) to be held on November 4, 2009. The Meetings are being held in connection with Barclays Bank PLC’s sale of its interest in the Barclays Global Investors business to BlackRock, Inc. (the “Transaction”). A proxy, solicited on behalf of the Board of Directors/Trustees of iShares, Inc. and iShares Trust (the “Board of the U.S. iShares Funds”), and a Joint Proxy Statement were included with the Notices together with instructions as to how to vote as a shareholder of the U.S. iShares Funds.

On September 23, 2009, as a unitholder of one or more iShares exchange traded funds (“Canadian iShares Funds”) managed by Barclays Global Investors Canada Limited (“BGI Canada”), you may have received a notice regarding the Transaction, Under Canadian securities laws, no action is required from you in respect of the Transaction in your capacity as a unitholder of a Canadian iShares Fund.

However, as a shareholder of a U.S. iShares Fund, you are requested to vote your shares of such U.S. iShares Funds in accordance with U.S. securities laws.

The Board of the U.S. iShares Funds, unanimously recommends that you vote FOR each of the proposals described in the Joint Proxy Statement (available at www.iShares.com). To vote your shares, please follow the instructions on the attached Voter Instruction Form or contact Broadridge Financial Solutions, Inc., the proxy solicitor for the U.S. iShares Funds, at 1-866-450-8471. Thank you in advance for your participation in this important vote.